Exhibit 10.1

AMENDMENT NO. 1

Dated February 3, 2010

to

SETTLEMENT AGREEMENT

Dated January 7, 2010

by and among

VISA U.S.A. INC.

and

VISA INTERNATIONAL SERVICE ASSOCIATION

and

VISA INC.

and

HEARTLAND PAYMENT SYSTEMS, INC.

and

HEARTLAND BANK

and

KEYBANK NATIONAL ASSOCIATION

EXHIBITS

Exhibit 3.1	Form of Second Alternative Recovery Offer Communication

Exhibit 7.4	Joint Press Release

-i-

AMENDMENT NO. 1

TO

SETTLEMENT AGREEMENT

AMENDMENT NO. 1 dated February 3, 2010 (this “Amendment”) to the SETTLEMENT AGREEMENT dated as of January 7, 2010 (the “Settlement Agreement”), by and among VISA U.S.A. INC., a Delaware corporation, VISA INTERNATIONAL SERVICE ASSOCIATION, a Delaware corporation, and VISA INC., a Delaware corporation (collectively, “Visa”), HEARTLAND PAYMENT SYSTEMS, INC., a Delaware corporation (“HPS”), KEYBANK NATIONAL ASSOCIATION, a national bank organized and existing under the laws of the United States (“KeyBank”), and HEARTLAND BANK, a Missouri banking corporation.

Capitalized terms not defined herein shall have the same meanings as in the Settlement Agreement. Except as otherwise explicitly specified to the contrary, (a) references to a Section, Exhibit, or Schedule means a Section of, or Schedule or Exhibit to, this Amendment, (b) the word “including” will be construed as “including without limitation,” (c) references to a particular statute or regulation, including the Operating Regulations, include all rules and regulations thereunder and any predecessor or successor statute or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively and (e) references to a particular Person include such Person’s successors and assigns to the extent not expressly prohibited by this Amendment. The Settlement Agreement and this Amendment are herein jointly called the “Amended Settlement Agreement.”

1. TIMELINESS OF ALTERNATIVE RECOVERY ACCEPTANCES; OPT-IN THRESHOLD CONDITION. The parties agree (a) that any Alternative Recovery Acceptance submitted after the Alternative Recovery Acceptance Deadline but before 5:00 p.m., PST, February 3, 2010 shall be deemed to have been timely submitted and to waive any claim or argument with respect to any such Alternative Recovery Acceptance that it is invalid by reason of having not been timely submitted, and (b) that any Eligible Visa Issuer that submitted its Alternative Recovery Acceptance within such timeframe shall be deemed an Accepting Issuer for all purposes under the Settlement Agreement, notwithstanding anything to the contrary in Sections 4.1 and 9.1 of the Settlement Agreement. Visa shall provide to HPS and to the HPS Acquirers a copy of each such Alternative Recovery Acceptance received by Visa and an update in the required form of the Alternative Recovery Acceptance Report on or before 10:00 p.m., PST, February 3, 2010. The first sentence of Section 9.1 of the Settlement Agreement is modified to read that “The deadline for an Eligible Visa Issuer to submit its Alternative Recovery Acceptance shall be 5:00 p.m., Pacific time, on January 29, 2010 (the “Alternative Recovery Acceptance Deadline”). The obligations of the HPS Acquirers and HPS to pay the Settlement Payment and to deliver the Release are subject to the further condition that, after giving effect to the first sentence of Section 1 of Amendment No. 1 to the Settlement Agreement,

the aggregate number of the Accepting Issuers’ U.S. Alerted-On Accounts shall be not less than eighty percent (80%) of the aggregate number of the Eligible Visa Issuers’ U.S. Alerted-On Accounts (such condition relative to the aggregate number of the Accepting Issuers’ U.S. Alerted-On Accounts is herein called the “Opt-In Threshold Condition”).”

2. STATUS OF ALTERNATIVE RECOVERY OFFER. Visa has represented to HPS and the HPS Acquirers that, taking into account the amendment in Section 1 above, the aggregate number of the Accepting Issuers’ U.S. Alerted-On Accounts is over 80% of the aggregate number of Eligible Visa Issuers’ U.S. Alerted-On Accounts and that therefore the Opt-In Threshold Condition has been satisfied.

2.1. Alternative Recovery Acceptance Report. The definition of “Alternative Recovery Acceptance Report” in Section 4.4 of the Settlement Agreement is amended so that “Before 12 noon, Eastern time, on February 3, 2010” is replaced with “Before 5:00 p.m., PST, on February 4, 2010.”

2.2. Opt-In Threshold Termination Notice. Section 9.2.6 of the Settlement Agreement is deleted and replaced with the following:

by any of HPS, the HPS Acquirers, and Visa by written notice to the other parties (which shall reference this Section 9.2.6) (the “Opt-In Termination Notice”) not later than February 8, 2010 if the Alternative Recovery Acceptance Report is not delivered to HPS and the HPS Acquirers by Visa by 5:00 p.m., PST on February 4, 2010 or if the aggregate number of the U.S. Alerted-On Accounts of the Accepting Issuers, as reported in the Alternative Recovery Acceptance Report, is less than 80% of the aggregate number of the Eligible Visa Issuers’ U.S. Alerted-On Accounts; and

2.3. Loan Commitment Deadline. The definition of “Loan Commitment Deadline” in Section 7.2 of the Settlement Agreement is amended so that “at or before 5:00 p.m., Pacific time, on February 8, 2010” is replaced with “at or before 5:00 p.m., PST, on February 9, 2010.”

3. SECOND ALTERNATIVE RECOVERY OFFER. Subject to the terms and conditions of the Amended Settlement Agreement, a second Alternative Recovery Offer (the “Second Alternative Recovery Offer”) shall be extended by Visa to Eligible Visa Issuers that are not Accepting Issuers (such Eligible Visa Issuers are called “Remaining Eligible Visa Issuers”). Except as otherwise agreed by the parties and specified herein, including the acceptance deadline as specified in Section 3.2 of this Amendment, the Second Alternative Recovery Offer will be on the same terms (including the same economic terms) as the initial Alternative Recovery Offer, and will be subject to the same conditions as the initial Alternative Recovery Offer (including the same maximum payment amounts provided in Section 3 of the Settlement Agreement and delivery by Accepting Issuers of the same Alternative Recovery Acceptance).

3.1. Date of Communication. On February 4, 2010, Visa shall send by electronic mail to each Eligible Visa Issuer the communication attached as Exhibit 3.1 (the “Second Alternative Recovery Offer Communication”).

3.2. Second Alternative Recovery Acceptance Deadline. The deadline for Remaining Eligible Visa Issuers to submit their Alternative Recovery Acceptance of the Second Alternative Recovery Offer will be 5:00 p.m. PST on February 8, 2010 (the “Second Alternative Recovery Acceptance Deadline”). Each Remaining Eligible Visa Issuer that on or before the Second Alternative Recovery Acceptance Deadline executes and delivers to Visa the Alternative Recovery Acceptance of the Second Alternative Recovery offer (each such issuer, an “Accepting Remaining Eligible Visa Issuer”) shall, effective on the Consummation Date, irrevocably waive the Accepting Remaining Eligible Visa Issuer’s right to assert against Visa, HPS, the HPS Acquirers, and the Affiliated Persons of each of them, and shall fully and finally release Visa, HPS, the HPS Acquirers, and the Affiliated Persons of each of them from, the following: (a) any claim or right of recovery the Accepting Remaining Eligible Visa Issuer might otherwise have had in respect of any of its U.S. Alerted-On Accounts under the Operating Regulations (whether under the ADCR Rules or otherwise) by reason of any matter, occurrence, or event pertaining to the HPS Intrusion, (b) any dispute or objection the Accepting Remaining Eligible Visa Issuer might otherwise be entitled to raise or make with respect to the amount, or the calculation of the amount, of its Alternative Recovery Amount and its Maximum Final ADCR Recovery Amount as shown in the Alternative Recovery Offer, and (c) any claim or right the Accepting Remaining Eligible Visa Issuer might be entitled to assert, and any monetary recovery or other relief that the Accepting Remaining Eligible Visa Issuer might be entitled to seek or receive, in any litigation or other proceeding (including without limitation the pending putative class action proceedings consolidated under the caption entitled In Re: Heartland Payment Systems Inc. Data Security Breach Litigation, Master Docket No. 09-md-02046, pending in the United States District Court for the Southern District of Texas), or under any other laws, rules or regulations, in connection with any injury or harm the Accepting Remaining Eligible Visa Issuer may have incurred in its capacity as an issuer of Visa accounts with respect to any of its U.S. Alerted-On Accounts by reason of any matter, occurrence, or event pertaining to the HPS Intrusion (whether or not such matter, occurrence, or event is known to the Accepting Remaining Eligible Visa Issuer as of the date of the Alternative Recovery Acceptance). Effective on the Consummation Date, each Accepting Remaining Eligible Visa Issuer shall be entitled to receive either the Notional ADCR Recovery Amount or the Minimum Recovery Amount applicable to that issuer.

3.3. Second Alternative Recovery Acceptance Report. Visa shall provide to HPS and to the HPS Acquirers on a daily basis, beginning February 4, 2010 and ending on February 8, 2010, a copy of each new Alternative Recovery Acceptance received by Visa from a Remaining Eligible Visa Issuer and an update in the required form of the Second Alternative Recovery Acceptance Report. Before 12 noon, Eastern time, February 9, 2010, Visa shall deliver to HPS and the HPS Acquirers a written report (the “Second Alternative Recovery Acceptance Report”) containing the information specified in Section 4.4 of the Settlement Agreement with respect to the Second Alternative Recovery Offer.

4. STRUCTURE. Notwithstanding anything to the contrary in the Settlement

Agreement, the parties agree that the Accepting Remaining Eligible Visa Issuers shall be deemed to be Accepting Issuers for purposes of the definition of “Settlement Payment” in Section 1.1 of the Settlement Agreement and for purposes of Sections 3.1, 3.2, 3.3, 4.3, and 5 of the Settlement Agreement.

5. REPRESENTATIONS AND WARRANTIES. Each of the parties to this Amendment makes the following representations and warranties to the other parties:

5.1. Representations and Warranties of Visa. Visa hereby represents and warrants that:

5.1.1. Authorization. The execution, delivery and performance by Visa of its obligations under this Amendment and the consummation by Visa of the transactions contemplated hereby, are within its corporate powers and have been duly authorized by all necessary corporate action. This Amendment constitutes a valid and binding agreement of Visa, enforceable against Visa in accordance with its terms, except to the extent such enforceability may be limited to bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity.

5.1.2. Non-Contravention. The execution, delivery and performance by Visa of this Amendment (a) do not and will not (i) violate the certificate of incorporation or by-laws of Visa, or (ii) require any consent that has not been given or other action that has not been taken by any Person under any instrument binding upon Visa, and (b) do not require any action by or filing with any domestic or foreign, federal, state or local governmental authority, department, court or agency.

5.1.3. Second Alternative Recovery Acceptance Report. The delivery of the Second Alternative Recovery Acceptance Report by Visa shall constitute a representation and warranty by Visa, and Visa shall thereby represent and warrant, that (i) Visa has correctly identified the Accepting Remaining Eligible Visa Issuers, that each such Accepting Remaining Eligible Visa Issuer has timely provided Visa with a correct and complete Alternative Recovery Acceptance on or before the Second Alternative Recovery Offer Deadline, and that the information contained in the Second Alternative Recovery Acceptance Report regarding such issuers is true, correct and complete, and (ii) Visa has correctly identified those Remaining Eligible Visa Issuers that did not satisfy the requirements of the Alternative Recovery Offer or the Second Alternative Recovery Offer and are not entitled to an Alternative Recovery Amount, and the information contained in the Second Alternative Recovery Acceptance Report with respect to such issuers is true, correct and complete.

5.2. Representations and Warranties of HPS. HPS hereby represents and warrants that:

5.2.1. Authorization. The execution, delivery and performance by HPS of its obligations under this Amendment and the consummation by HPS of the transactions contemplated hereby, are within its corporate powers and have been duly authorized by all necessary corporate action. This Amendment constitutes a valid and binding agreement of HPS, enforceable against HPS in accordance with its terms, except to the extent such enforceability may be limited to bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity.

5.2.2. Non-Contravention. The execution, delivery and performance by HPS of this Amendment (a) do not and will not (i) violate the certificate of incorporation or by-laws of HPS, or (ii) require any consent that has not been given or other action that has not been taken by any Person under any instrument binding upon HPS, and (b) do not require any action by or filing with any domestic or foreign, federal, state or local governmental authority, department, court or agency.

5.3. Representations and Warranties of KeyBank. KeyBank hereby represents and warrants that:

5.3.1. Authorization. The execution, delivery and performance by KeyBank of its obligations under this Amendment, and the consummation of the transactions contemplated hereby by KeyBank, are within its corporate powers and have been duly authorized by all necessary corporate action. This Amendment constitutes a valid and binding agreement of KeyBank, enforceable against KeyBank in accordance with its terms, except to the extent such enforceability may be limited to bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity.

5.3.2. Non-Contravention. The execution, delivery and performance by KeyBank of this Amendment (a) do not and will not (i) violate the certificate of incorporation or by-laws of KeyBank, or (ii) require any consent that has not been given or other action that has not been taken by any Person under any instrument binding upon KeyBank, and (b) do not require any action by or filing with any domestic or foreign, federal, state or local governmental authority, department, court or agency.

5.4. Representations and Warranties of Heartland Bank. Heartland Bank hereby represents and warrants that:

5.4.1. Authorization. The execution, delivery and performance by Heartland Bank of its obligations under this Amendment and the consummation of the transactions contemplated hereby by Heartland Bank, are within its corporate powers and have been duly authorized by all necessary corporate action. This Amendment constitutes a valid and binding agreement of Heartland Bank, enforceable against Heartland Bank in accordance with its terms, except to the extent such enforceability may be limited to bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity.

5.4.2. Non-Contravention. The execution, delivery and performance by Heartland Bank of this Amendment (a) do not and will not (i) violate the certificate of incorporation or by-laws of Heartland Bank, or (ii) require any consent that has not been given or other action that has not been taken by any Person under any instrument binding upon Heartland Bank, and (b) do not require any action by or filing with any domestic or foreign, federal, state or local governmental authority, department, court or agency.

5.5. No Presumption. No breach of any representation and warranty made by any party in this Amendment shall be presumed to be material merely by reason of such representation and warranty having been characterized in this Amendment as a representation and warranty and not merely as a representation.

6. TERMINATION.

6.1. Termination. In addition to the grounds for termination set forth in Section 9.2 of the Settlement Agreement (other than the ground for termination set forth in Section 9.2.2 of the Settlement Agreement, which is deleted in its entirety and replaced by Section 6.1.1 below), the Amended Settlement Agreement may be terminated (the date of any such termination being a Termination Date) at any time prior to the Consummation Date:

6.1.1. by any of HPS, the HPS Acquirers, and Visa, by written notice to the other parties, at any time after March 5, 2010 if the Consummation Date has not occurred by such date (unless the Consummation Date has not occurred as the result of one or more breaches or violations of, or material inaccuracy in, any covenant, agreement, representation or warranty of the Amended Settlement Agreement by the terminating party);

6.1.2. by HPS or the HPS Acquirers, by written notice to the other parties, if either (i) there has been or will be a material breach of, or material inaccuracy in, any representation or warranty of Visa contained in this Amendment as of the date of this Amendment or as of any subsequent date (other than representations or warranties that expressly speak only as of a specific date or time, with respect to which HPS or the HPS Acquirers’ right to terminate will arise only in the event of a breach of, or material inaccuracy in, such representation or warranty as of such specified date or time), or (ii) Visa has breached or violated any of its covenants and agreements contained in this Amendment;

6.1.3. by Visa, by written notice to the other parties, if either (i) there has been or will be a material breach of, or material inaccuracy in, any representation or warranty of either HPS or the HPS Acquirers contained in this Amendment as of the date of this Amendment or as of any subsequent date (other than representations or warranties that expressly speak only as of a specific date or time, with respect to which Visa’s right to terminate will arise only in the event of a breach of, or material inaccuracy in, such representation or warranty as of such specified date or time), or (ii) HPS or the HPS Acquirers has breached or violated any of its covenants and agreements contained in this Amendment;

Effective with any such notice (delivered as provided in Section 11.1 of the Settlement Agreement) the Amended Settlement Agreement shall terminate and be of no further force or effect, except as provided in Section 11.2 of the Settlement Agreement.

6.2. Effect of Termination. If the Amended Settlement Agreement is terminated by any party as permitted by Section 6.1, such termination shall be effective as against all parties to this Amendment, and shall be without liability of any party to the other parties to this Amendment, except for liabilities arising in respect of breaches under the Amended Settlement Agreement by any party on or prior to the Termination Date. The provisions of this Section 6.2 and Section 7 of this Amendment shall survive any termination pursuant to Section 6.1.

7. MISCELLANEOUS.

7.1. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Amendment shall be in writing and must be delivered, given or otherwise provided as set forth in Section 11 of the Settlement Agreement.

7.2. Incorporation of Certain Provisions of Section 11 of Settlement Agreement. The provisions of Section 11.2 through and including Section 11.4 and Section 11.6 through and including Section 11.13 of the Settlement Agreement are hereby incorporated in this Amendment by reference, mutatis mutandis, with references in such Sections to the Settlement Agreement being deemed references to this Amendment.

7.3. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when this Amendment has been duly executed and delivered by each party hereto.

7.4. SEC Filings; Public Announcements. The parties agree that this Amendment may be filed by any of them with the Securities and Exchange Commission (the “SEC”). The parties further agree that their public announcement of this Amendment will be made by means of a joint press release, agreed to in substance and form collectively by HPS, the HPS Acquirers, and Visa, to be distributed by HPS in the form attached hereto as Exhibit 7.4. Each of the parties may also describe the terms of this Amendment in any report it files with the SEC to the extent such party determines that the inclusion of a description of the terms of this Amendment is required by applicable securities laws or regulations or the rules of any stock exchange upon which such party’s securities are traded.

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as an agreement as of February 3, 2010.

VISA INC.

By:	/s/ Byron H. Pollitt
Name: Byron H. Pollitt
Title: Chief Financial Officer

VISA INTERNATIONAL SERVICE ASSOCIATION

By:	/s/ Byron H. Pollitt
Name: Byron H. Pollitt
Title: Chief Financial Officer

VISA U.S.A. INC.

By:	/s/ Byron H. Pollitt
Name: Byron H. Pollitt
Title: Chief Financial Officer

HEARTLAND PAYMENT SYSTEMS, INC.

By:	/s/ Robert H.B. Baldwin, Jr.
Name: Robert H.B. Baldwin, Jr.
Title: President and CFO

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Robert A. DeAngelis
Name: Robert A. DeAngelis
Title: Executive Vice President

HEARTLAND BANK

By:	/s/ David P. Minton
Name: David P. Minton
Title: President and CEO

Exhibit 3.1

Exhibit 3.1

On January 14, 2010, Visa sent you a communication with detailed information regarding the settlement agreement between Visa, Heartland Payment Systems (HPS) and Heartland’s acquirers under which, in the event the settlement is consummated, issuers of Visa-branded credit and debit cards would have an opportunity to obtain a recovery with respect to losses they may have incurred from the 2008 criminal breach of Heartland’s payment system environment. This communication included the customized Alternative Recovery Offer for your institution advising that in order to accept the offer and receive the calculated recovery amount in the event the settlement is consummated, it would be necessary to complete and return the Alternative Recovery Acceptance Form to Visa by January 29, 2010.

As of 5:00 p.m. PST on February 3, 2010, Visa had received client acceptances of the Alternative Recovery Offer from U.S. issuers representing more than 97 percent of eligible accounts. In order to provide additional issuers an opportunity to work through the mechanics of the opt-in process and not be excluded from the benefits of the potential settlement, Visa, Heartland, and Heartland’s acquirers have agreed to provide non-accepting issuers a renewed opportunity to accept their Alternative Recovery Offers beyond the January 29, 2010 deadline. The renewed offers will remain open until 5:00 p.m. PST Monday, February 8, 2010. These renewed offers will allow issuers who have not yet submitted an acceptance form, but who wish to participate, to do so by submitting their acceptance form no later than February 8, 2010. Confirmations for receipt of acceptance submissions are being provided to issuers via e-mail as quickly as possible.

Issuers wishing to accept the renewed optional Alternative Recovery Offer must complete the steps as described in the Acceptance Procedures section of the January 14, 2010 secure communication no later than 5:00 p.m. Pacific time on February 8, 2010.

For additional questions, please feel free to contact your Visa Account Executive or Visa’s E-Support Team at eSupport@visa.com or (888) 847-2488. You may also refer to the announcement released today by clicking here.

Exhibit 7.4

NEWS RELEASE

Heartland Payment Systems and Visa Inc. Announce Acceptance Rate of Over 97 Percent for Data Security Breach Settlement Agreement

PRINCETON, NJ AND SAN FRANCISCO, CA – February 4, 2010 – Financial institutions representing more than 97 percent of eligible Visa-branded credit and debit cards have accepted the Alternative Recovery Offers they received pursuant to the settlement entered into by Visa Inc. (NYSE:V), Heartland Payment Systems® (NYSE: HPY) and Heartland’s sponsoring acquirers last month. This level of acceptance fulfills the 80 percent opt-in condition that was one of the requirements of the $60 million settlement. The settlement provides these issuers with a recovery from Heartland with respect to losses they may have incurred from the 2008 criminal breach of the payment processor’s payment system network.

To provide additional issuers an opportunity to work through the mechanics of the opt-in process and not be excluded from the benefits of the settlement, Visa, Heartland and Heartland’s sponsoring acquirers have agreed to renew the Alternative Recovery Offer to the non-accepting issuers. The renewed offers will remain open until 5:00 p.m. PST on Monday, February 8, 2010.

“Visa is pleased to bring this issue to a close for so many financial institutions,” said Ellen Richey, chief enterprise risk officer, Visa Inc. “Working with Heartland on this settlement to provide a certain recovery, prompt payment and a streamlined process resulted in an equitable and expedient resolution for all parties.”

Bob Carr, Heartland’s chairman and chief executive officer, concurred. “Reaching a fair settlement agreement that helps issuers of Visa-branded cards was a key priority for Heartland. Now, these issuers will be able to immediately obtain a recovery for their Visa-related claims.”

The settlement provides recovery for U.S. card issuers who chose to participate in the program and international issuers of accounts Visa considered to have been placed at risk of compromise. Once all remaining conditions of the settlement have been satisfied, Visa will be notifying participating U.S. issuers and international issuers with details about the payment process. For additional questions, issuers can contact their Visa account executive or Visa’s E-Support Team at eSupport@visa.com or 888.847.2488.

# # #

About Visa Inc.: Visa Inc. is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks – VisaNet – that is capable of handling more than 10,000 transactions a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank, and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: Pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit www.corporate.visa.com.

About Heartland Payment Systems: Heartland Payment Systems, Inc. (NYSE: HPY), the 5th largest payments processor in the United States, delivers credit/debit/prepaid card processing, payroll, check management and payments solutions to more than 250,000 business locations nationwide. Heartland is the founding supporter of The Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. For more information, please visit HeartlandPaymentSystems.com, MerchantBillOfRights.com, CostOfABurger.com and E3secure.com.

Forward-Looking Statements: This press release contains forward-looking statements. These statements may be identified by the use of words such as “will,” “believes,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans” or similar expressions. Such forward-looking statements include, without limitation, statements about the settlement agreement, strategy, future operations, prospects, plans and objectives of management and events or developments that Heartland and Visa expect or anticipate will occur. The forward-looking statements reflect Visa’s and Heartland’s current views and assumptions and are subject to risks and uncertainties, which may cause actual and future results and trends to differ materially from the forward-looking statements, including but not limited to the risk that all of the conditions necessary to the consummation of the settlement agreement among Visa U.S.A., Inc., Visa International Service Association, Visa Inc., Heartland Payment Systems, Inc., Heartland Bank and KeyBank National Association may not be satisfied or waived; Visa’s and Heartland’s ability to achieve their strategic objectives and the expected goals of the settlement agreement; general market conditions; the outcome of legal proceedings; uncertainties inherent in operating internationally; and the impact of law and regulations. Many of these factors are beyond either company’s ability to control or predict. Given these factors, you should not place undue reliance on the forward-looking statements.

Media Contacts:

Nancy Gross

Heartland Payment Systems

Tel: +1 888 798 3131 ext. 2202

E-mail: Nancy.Gross@e-hps.com

Leanne Scott Brown

Vault Communications, for Heartland Payment Systems

Tel: +1 610 455 2742 office

Tel: +1 215 290 9630 mobile

E-mail: lbrown@vaultcommunications.com

Sandra Chu

Visa Inc.

Tel: +1 415 932 2564

E-mail: globalmedia@visa.com